EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 29, 2009, relating to the consolidated financial statements of Benihana Inc. and subsidiaries (the “Company”), included and incorporated by reference in the Annual Report on Form 10-K of the Company for the year ended March 29, 2009 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Miami, Florida
November 24, 2009